UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2005
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 12, 2005, Advanta Corp. (“Advanta”) issued a press release announcing that on September 8, 2005, the United States District Court for the District of Delaware entered its judgment on the complaint filed by Chase Manhattan Mortgage Corporation against Advanta in 2001. The District Court denied all of Chase’s claims of fraud and negligent misrepresentation, and a number of its contract claims. The District Court rejected Chase’s claims for damages of over $88 million plus interest, except for one contract claim of $17.5 million plus interest. Advanta also announced that on September 2, 2005, a settlement had been reached with Chase regarding contract claims and counterclaims raised by Advanta and Chase in separate 2004 litigation relating to the 2001 transaction. As a result of this settlement, Chase will pay $8.75 million to Advanta. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.
     99.1 Press Release issued September 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: September 12, 2005

By:	/s/ Elizabeth H. Mai
Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1	Press release issued September 12, 2005	Filed herewith